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                                                                     EXHIBIT 3.3


                                FILED #C7360-96

                                AUGUST 23, 2000

                                IN THE OFFICE OF

                                /s/ DEAN KELLER
                         DEAN KELLER SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                       LABCO PHARMACEUTICALS CORPORATION
                           (After Issuance of Stock)

     I, the undersigned sole officer of Labco Pharmaceuticals Corporation, a Nevada corporation, do hereby certify:

     1. That the Sole Director of said corporation, on August 15, 2000, unanimously adopted a resolution to amend the articles as follows:

          Article First of the Articles of Incorporation of this corporation is hereby amended to read as follows:

                                     ------

     "FIRST. The name of the corporation is:

                   CHECKPOINT GENETICS PHARMACEUTICALS, INC."

          Article Second of the Articles of Incorporation of this corporation is hereby supplemented by adding the following:

     "The shares of common stock of the corporation shall be subject to a one for twenty reverse stock split."

                                     ------

     2. The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 10,786,695; that the said changes and amendments have been consented to and approved by a majority all of the stockholders of each class of stock outstanding and entitled to vote thereon.


/s/  CLAUDINE O. MONTENEGRO
--------------------------------------------
Claudine Montenegro, President and Secretary